UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2023

_______________________________

FREIGHTCAR AMERICA, INC.

(Exact name of registrant as specified in its charter)

_______________________________

Delaware	000-51237	25-1837219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 S. Wacker Drive, Suite 1500

Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

(800) 458-2235

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RAIL	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 — Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Third Amendment to Amended and Restated Loan and Security Agreement

On September 21, 2023, FreightCar North America, LLC (“Borrower” and together with FreightCar America, Inc. (the “Company”) and certain other subsidiary guarantors, collectively, the “Loan Parties”) entered into a Third Amendment to Amended and Restated Loan and Security Agreement, which amends the Amended and Restated Loan and Security Agreement, dated July 30, 2021, as amended by the First Amendment to Amended and Restated Loan and Security Agreement, dated February 23, 2022, and by the Second Amendment to Amended and Restated Loan and Security Agreement, dated May 22, 2023 (such original agreement as amended prior to the Third Amendment to Amended and Restated Loan and Security Agreement, the “Siena Loan Agreement”), by and among the Loan Parties and Siena Lending Group LLC (the “Revolving Loan Lender”). Pursuant to the Siena Loan Agreement, the Revolving Loan Lender provided an asset backed credit facility, in the maximum aggregate principal amount of up to $35.0 million (the “Maximum Revolving Facility Amount”), consisting of revolving loans (the “Revolving Loans”).

The Third Amendment to Amended and Restated Loan and Security Agreement, among other things, (i) extended the scheduled maturity date of the Siena Loan Agreement from October 8, 2023 to October 31, 2024, and (ii) increased the Maximum Revolving Facility Amount by $10.0 million to a total of $45.0 million, provided, however, that after giving effect to each Revolving Loan and each letter of credit made available to the Loan Parties, (A) the outstanding balance of all Revolving Loans and the Letter of Credit Balance (which is defined in the Siena Loan Agreement as the sum of (a) the aggregate undrawn face amount of all outstanding Letters of Credit and (b) all interest, fees and costs due or, in Lender’s estimation, likely to become due in connection therewith) will not exceed the lesser of (x) the Maximum Revolving Facility Amount and (y) the Borrowing Base (as defined in the Siena Loan Agreement, as amended by the Third Amendment to Amended and Restated Loan and Security Agreement), and (B) none of the other Loan Limits (as defined in the Siena Loan Agreement) for Revolving Loans will be exceeded.

The foregoing description of the Third Amendment to Amended and Restated Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to a copy of the Third Amendment to Amended and Restated Loan and Security Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Section 2 — Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Third Amendment to Amended and Restated Loan and Security Agreement, dated as of September 21, 2023, by and among the Company and certain of its subsidiaries and Siena Lending Group LLC.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREIGHTCAR AMERICA, INC.

Date: September 26, 2023	By:	/s/ Michael A. Riordan
Michael A. Riordan
Vice President, Finance, Chief Financial Officer and Treasurer